Exhibit 4.7

SERIES A PREFFERED STOCK PURCHASE WARRANT

PETROS PHARMACEUTICALS, INC.

Warrant Shares: [*]	Issuance Date: [__], 2025

THIS SERIES A PREFERRED STOCK PURCHASE WARRANT (“Warrant”) certifies that, for value received, [    ] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (such date, the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York, New York time) on the five year anniversary of the date that is one Trading Day following the date (the “Charter Amendment Date”) on which the Company (as defined below) publicly announces through the filing of a Current Report on Form 8-K that the amendment to the Company’s Amended and Restated Certificate of Incorporation to sufficiently increase the Company’s authorized shares of Common Stock to cover the conversion of all then-outstanding shares of Series B Preferred Stock into Common Stock has been filed with the Secretary of State of the State of Delaware; provided that if such date is not a Trading Day, the immediately following Trading Day (the “Termination Date”) but not thereafter, to subscribe for and purchase from Petros Pharmaceuticals, Inc., a Delaware corporation (the “Company”), up to [______] shares of Series B Preferred Stock, the (“Warrant Shares”), subject to adjustment hereunder. The purchase price of .001 share of Series B Preferred Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1. Capitalized word and terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated February [   ], 2025, among the Company and the purchasers signatory thereto.

“Adjustment Period” shall have the meaning set forth in Section 3(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 3(d).

“Applicable Price” shall have the meaning set forth in Section 3(i).

“Base Share Price” shall have the meaning set forth in Section 3(i).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York, New York time) to 4:02 p.m. (New York, New York time)), (ii) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (iii) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Black Scholes Value” shall have the meaning set forth in Section 3(d).

“Bloomberg” means Bloomberg L.P., or any successor thereto.

“Board of Directors” means the board of directors of the Company.

“Buy-In” shall have the meaning set forth in Section 2(d)(iv).

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation, as amended, of the Company.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning set forth in the Preamble.

“Convertible Securities” shall have the meaning set forth in Section 3(i)(1).

“Convertible Securities Shares” shall have the meaning set forth in Section 3(i)(1).

“Distribution” shall have the meaning set forth in Section 3(c).

“DWAC” shall have the meaning set forth in Section 2(d)(i).

“Dilutive Issuance” shall have the meaning set forth in Section 3(i).

“Event Market Price” shall have the meaning set forth in Section 3(k).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Price” shall have the meaning set forth in Section 2(b).

“Floor Price” means (A) prior to the Stockholder Approval Date, a price equal to $[__], and (B) effective beginning on the Stockholder Approval Date, a price equal to $[___]; which in each case shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar event or transaction..

“Fundamental Transaction” shall have the meaning set forth in Section 3(d).

“Holder” shall have the meaning set forth in the Preamble.

“Initial Exercise Date” shall have the meaning set forth in the Preamble.

“Issuance Date” means the issuance date of this Warrant as set forth on the first page hereof.

“New Issuance Price” shall have the meaning set forth in Section 3(i).

“Notice of Exercise” shall have the meaning set forth in Section 2(a).

“Option” means any rights, warrants, or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Primary Security” shall have the meaning set forth in Section 3(i)(4).

“Purchase Agreement” shall have the meaning set forth in Section 1.

“Purchase Rights” shall have the meaning set forth in Section 3(b).

“Registration Statement” means the Company’s registration statement on Form S-1, as amended (File No. 333-284495).

“Required Holders” shall have the meaning set forth in Section 3(d).

“SEC” means the United States Securities and Exchange Commission.

“Secondary Securities” shall have the meaning set forth in Section 3(i)(4).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Preferred Stock” means the Series B Convertible Preferred Stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Share Combination Adjustment Period” shall have the meaning set forth in Section 3(k).

“Share Combination Event” shall have the meaning set forth in Section 3(k).

“Share Combination Event Date” shall have the meaning set forth in Section 3(k).

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the Stockholders of the Company with respect to issuance of all of the Warrant Shares upon the exercise of the Warrants, including, without limitation, (A) to render inapplicable clause (A) of the definition of the Floor Price, thereby giving full effect to the adjustment to the Exercise Price and/or number of shares of Series B Preferred Stock underlying the Warrants following any Dilutive Issuance or Share Combination Event and (B) to consent to any adjustment to the exercise price or number of shares of Series B Preferred Stock underlying the Warrants in the event of a Share Combination Event (as defined below).

“Stockholder Approval Date” means the Trading Day that the Stockholder Approval is received and deemed effective.

“Standard Settlement Period” shall have the meaning set forth in Section 2(d)(i).

“Subsidiary” means all of the direct and indirect subsidiaries (individually, a “Subsidiary”) of the Company set forth on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December

31, 2023, filed with the SEC except for (i) those subsidiaries of the Company not required to be listed by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries of the Company formed following the last day of the most recently ended fiscal year, if any.

“Successor Entity” shall have the meaning set forth in Section 3(d).

“Termination Date” shall have the meaning set forth in the Preamble.

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, or the NYSE American, (or any successors to any of the foregoing).

“Trading Value” means, with respect to the Company’s Common Stock, the daily trading volume on the Company’s primary Trading Market as reported by Bloomberg multiplied by the closing price of the Common Stock on such date.

“Transfer Agent” means Pacific Stock Transfer Co., the current transfer agent of the Company, with a mailing address of 725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119, and any successor transfer agent of the Company.

“Unit” shall have the meaning set forth in Section 3(i)(4).

“Valuation Event” shall have the meaning set forth in Section 3(i)(4).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York, New York time) to 4:02 p.m. (New York, New York time)), (ii) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (iii) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant Register” shall have the meaning set forth in Section 4(c).

“Warrant Share Delivery Date” shall have the meaning set forth in Section 2(d)(i).

“Warrant Shares” shall have the meaning set forth in the Preamble.

“Warrants” means this Warrant and other Series A Preferred Stock purchase warrants issued by the Company pursuant to the Registration Statement.

Section 2.Exercise.

(a)Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by

e-mail (or e-mail attachment) of the Notice of Exercise substantially in the form attached hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) such earlier time comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the number of Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is applicable and specified in the attached Notice of Exercise. The Company shall have no obligation to inquire with respect to or otherwise confirm the authenticity of the signature(s) contained on any Notice of Exercise nor the authority of the person so executing such Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)Exercise Price. The exercise price per .001 share of Series B Preferred Stock under this Warrant shall be $[___], subject to adjustment hereunder (the “Exercise Price”).

(c)Cashless Exercise. If and only if at the time of any exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two hours thereafter (including until two hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

(d)Mechanics of Exercise.

(i)Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after delivery of the Notice of Exercise to the Company and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise and the aggregate Exercise Price (other than in the case of a cashless exercise) (such date, the “Warrant Share Delivery Date”) provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company by such date. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date following payment of the aggregate Exercise Price by the Holder (other than in the case of cashless exercise is received by the Company by such date), the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, commencing on the next business day after the Charter Amendment Date, the Holder shall be entitled to deliver a notice of conversion of the Warrant Shares under the terms of the Series B Preferred Stock and the Certificate of Designation governing the Series B  Preferred Stock at such time as such Holder delivers a Notice of Exercise pursuant to Section 2(a) hereunder and such notice of conversion shall be deemed to be delivered on the date of such Notice of Exercise. In the event the Company fails to timely deliver the shares of Common Stock issuable upon conversion of the Warrant Shares under the terms of the Series B Preferred Stock and the Certificate of Designation governing such Series B Preferred Stock, the provisions covering such failure to timely deliver such shares of Common Stock in the Certificate of Designation governing the terms of such Series B Preferred Stock shall govern the Company’s obligations therefor.

(ii)Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date,

then the Holder will have the right to rescind such exercise by delivering written notice to the Company at any time prior to the delivery of such Warrant Shares.

(iv)Reserved.

(v)[Reserved.]

(vi)Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the assignment form substantially in the form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(vii)Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e)Reserved.

Section 3.Certain Adjustments.

(a)Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Series B Preferred Stock or any other equity or equity equivalent securities payable in shares of Series B Preferred Stock (which, for the avoidance of doubt, shall not include any shares of Series B Preferred Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Series B Preferred Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Series B Preferred Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Series B Preferred Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Series B Preferred Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time that this Warrant is outstanding the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(c)Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Series B Preferred Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Series B Preferred Stock acquirable upon complete exercise of this Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution. To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

(d)Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Common Stock or greater than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a stock split or stock dividend), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement (other than a stock split or stock dividend) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding shares of Common Stock or greater than 50% of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each share of Common Stock that would have been issuable upon conversion of the Warrant Share(s) that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock that would have been issuable upon conversion of the Warrant Share(s) for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction (assuming that this Warrant is exercisable for the number of shares of Common Stock that are issuable upon conversion of the Warrant Shares underlying this Warrant immediately prior to the occurrence of such Fundamental Transaction at an exercise price per share equal to the Exercise Price); provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received shares of common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 30 day volatility as obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the VWAP immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier), (D) the sum of the remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the holders of Warrants representing at least a majority of the Warrants then outstanding (the “Required Holders”) and approved by the Required Holders (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of the Warrant Shares issuable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant, including failure to achieve the Charter Amendment Date) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(d) regardless of (i) whether the Company has sufficient authorized shares of Common Stock for the issuance of the Common Stock issuable upon conversion of the Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

(e)Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Series B Preferred Stock or Common Stock, as the case may be, deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Series B Preferred Stock or Common Stock (excluding treasury shares, if any) issued and outstanding.

(f)Notice to Holder.

(i)Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment; provided, however, that the Company may satisfy this notice requirement in this Section 3(f) by filing such notice with the SEC pursuant to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K.

(ii)Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form other than a stock split or stock dividend) on the Series B Preferred Stock or Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Series B Preferred Stock or Common Stock (excluding any granting or issuance of rights to all of the Company’s stockholders pursuant to a stockholder rights plan), (C) the Company shall authorize the granting to all holders of the Series B Preferred Stock or Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Series B Preferred Stock or Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Series B Preferred Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Series B Preferred Stock or Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Series B Preferred Stock or Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(g)Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Company’s Board of Directors.

(h)Stockholder Approval. The Company shall file a proxy statement on Schedule 14A within fifteen (15) days of Closing and hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practical date after the date following the filing thereof (and in no event later than 60 days after the Closing) for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Stockholder Approval. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to the ninetieth (90th) calendar day following the failure to obtain Stockholder Approval. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held every ninety days thereafter until (i) such Stockholder Approval is obtained,  or (ii) December 31, 2025, whichever is sooner.

(i)Subsequent Equity Sales. If, at any time while this Warrant is outstanding (such period, the “Adjustment Period”), the Company issues, sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant, or any option to purchase or other disposition), or, in accordance with this Section 3(i), is deemed to have issued or sold, any shares of Common Stock or Common Stock Equivalents for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the announcement) of such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount (the “New Exercise Price”) equal to the lower of (A) the New Issuance Price and (B) the lowest VWAP during the five (5) consecutive Trading Days immediately following the Dilutive Issuance (such lower price, the “Base Share Price”) and the number of Warrant Shares issuable hereunder shall be proportionately increased such that the aggregate Exercise Price of this Warrant on the Issuance Date for the Warrant Shares then outstanding shall remain unchanged; provided that the Base Share Price shall not be less than the Floor Price. Notwithstanding the foregoing, if one or more Dilutive Issuances occurred prior to the Stockholder Approval Date such that the reduction of the Exercise Price was limited by clause (A) in the definition of the Floor Price, then effective on the Stockholder Approval Date, the Exercise Price will automatically be reduced to equal the greater of (x) lowest Base Share Price with respect to any Dilutive Issuance that occurred prior to the Stockholder Approval Date and (B) the Floor Price determined in reference to clause (B) of the definition of the Floor Price, and in any such event the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price of this Warrant on the Issuance Date for the Warrant Shares then outstanding shall remain unchanged. If the Company enters into a Variable Rate Transaction (as defined in the Purchase Agreement; provided, that, with respect to a Variable Rate Transaction that is an equity line of credit or an “at-the-market offering”, this Section 3(i) shall apply to any issuances of Common Stock or Common Stock Equivalents thereunder rather than the entry into the agreement with respect thereto), the Company shall be deemed to have issued shares of Common Stock or Common Stock Equivalents at the lowest possible price, conversion price, or exercise price at which such securities may be issued, converted, or exercised. Notwithstanding the foregoing, no adjustments shall be made, paid, or issued under this Section 3(i) in respect of an Exempt Issuance (as defined in the Purchase Agreement). For the avoidance of doubt, in the event the Exercise Price has been adjusted pursuant to this Section 3(i) and the Dilutive Issuance that triggered such adjustment does not occur, is not consummated, is unwound, or is canceled after the facts for any reason whatsoever, in no event shall the Exercise Price be readjusted to the Exercise Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated. For all purposes of the foregoing, the following shall be applicable:

(1) Issuance of Options. If, during the Adjustment Period, the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise, or exchange of any convertible securities (“Convertible Securities”) issuable upon exercise of any such Option (such shares of Common Stock issuable upon such exercise of any Option or upon conversion, exercise, or exchange of any Convertible Securities, the “Convertible Securities Shares”) is less than the Applicable Price, then such shares of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(i)(1), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise, or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (A) the sum of (1) the lowest amount of consideration (if any) received or receivable by the Company with respect to any one Convertible Securities Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise, or exchange of any Convertible Security issuable upon exercise of such Option and (2) the lowest exercise price set forth in such Option for which one Convertible Securities Share is issuable upon the exercise of any such Option or upon conversion, exercise, or exchange of any Convertible Securities issuable upon exercise of any such Option, minus (B) the sum of all amounts paid or payable to the holder of such Option (or any other Person), with respect to any one Convertible Securities Share, upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise, or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person), with respect to any one Convertible Securities Share. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Convertible Securities Share or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Convertible Securities Share upon conversion, exercise, or exchange of such Convertible Securities.

(2) Issuance of Convertible Securities. If, during the Adjustment Period, the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Convertible Securities Share is issuable upon the conversion, exercise, or exchange thereof is less than the Applicable Price, then such Convertible Securities Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(i)(2), the “lowest price per share for which one Convertible Securities Share is issuable upon the conversion, exercise or exchange thereof” shall be equal to (A) the sum of (1) the lowest amount of consideration (if any) received or receivable by the Company with respect to one Convertible Securities Share upon the issuance or sale of the Convertible Security and upon conversion, exercise, or exchange of such Convertible Security and (2) the lowest conversion price set forth in such Convertible Security for which one Convertible Securities Share is issuable upon conversion, exercise, or exchange thereof, minus (B) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person), with respect to any one Convertible Securities Share, upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person), with respect to any one Convertible Securities Share. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Convertible Securities Share upon conversion, exercise, or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price has been or is to be made pursuant to other provisions of this Section 3(i)(2), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(3) Change in Option Price or Rate of Conversion. If, during the Adjustment Period, the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise, or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3(a), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued, or sold. For purposes of this Section 3(i)(3), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Convertible Securities Share deemed issuable upon exercise, conversion, or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(i)(3) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(4) Calculation of Consideration Received. If any Option or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (the “Primary Security,” and such Option or Convertible Security, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share with respect to such Primary Security shall be deemed to be the lowest of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 3(i)(1) or 3(i)(2) above and (z) the lowest VWAP of the shares of Common Stock on any Trading Day during the five (5) consecutive Trading Days immediately following the consummation (or, if applicable, the announcement) of such Dilutive Issuance (for the avoidance of doubt, if such public announcement, if applicable, is released prior to the opening of the Principal Market on a Trading Day, such Trading Day shall be the first Trading Day in such five (5) Trading Day period and if this Warrant is exercised on any given Exercise Date during any such period, the Holder may elect to earlier end such period (including, solely with respect to such portion of this Warrant exercised on such applicable Exercise Date)). If any shares of Common Stock, Options, or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of cash received by the Company therefor. If any shares of Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options, or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair market value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair market value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(5) Record Date. If, during the Adjustment Period, the Company takes a record of stockholders for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options, or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options, or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(j)Share Combination Event Adjustment. In addition to the adjustments set forth in Section 3(a) above, if at any time and from time to time on or after the Issuance Date, there occurs any stock split, stock dividend, stock combination, or reverse stock split, recapitalization, or other similar transaction involving the Series B Preferred Stock or Common Stock (each, a “Share Combination Event,” and such date thereof, the “Share Combination Event Date”) and the lowest VWAP during the period commencing five (5) consecutive Trading Days immediately preceding and the five (5) consecutive Trading Days commencing on the Share Combination Event Date (the “Event Market Price”) (provided if the Share Combination Event is effective after the close of trading on the primary Trading Market, then commencing on the next Trading Day which period shall be the “Share Combination Adjustment Period”) is less than the Exercise Price then in effect (after giving effect to the adjustment in Section 3(a) above), then at the close of trading on the primary Trading Market on the last day of the Share Combination Adjustment Period, the Exercise Price then in effect on such fifth (5th) Trading Day shall be reduced (but in no event increased) to the Event Market Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price of this Warrant on the Issuance Date for the Warrant Shares then outstanding shall remain unchanged. Notwithstanding the foregoing, the adjustment to the Exercise Price in this Section 3(k) shall not reduce the Exercise Price below the Floor Price; provided further that notwithstanding the foregoing, if one or more Share Combination Events occurred prior to the Stockholder Approval Date such that the reduction of the Exercise Price was limited by clause (A) of the definition of the Floor Price, then effective on the Stockholder Approval Date, the Exercise Price will automatically be reduced to equal the greater of (x) the lowest Event Market Price with respect to any Share Combination Event that occurred prior to the Stockholder Approval Date, and (y) the Floor Price determined by reference to clause (B) of the definition of the Floor Price, and in any such event the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price of this Warrant on the Issuance Date for the Warrant Shares then outstanding shall remain unchanged. For the avoidance of doubt, (i) if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Exercise Price hereunder, no adjustment shall be made, and if this Warrant is exercised, on any given Exercise Date during the Share Combination Adjustment Period, solely with respect to such portion of this Warrant exercised on such applicable Exercise Date, such applicable Share Combination Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Exercise Date and the Event Market Price on such applicable Exercise Date will be the lowest VWAP of the Common Stock immediately during such the Share Combination Adjustment Period prior to such Exercise Date and ending on, and including the Trading Day immediately prior to such Exercise Date and (ii) all adjustments pursuant to this Section 3(k) shall also be subject to Section 3(a) above, including any Event Market Price. Notwithstanding anything herein to the contrary, the “aggregate Exercise Price” used in the determination of the increase in Warrant Shares above shall be based on the aggregate Exercise Price on the Closing Date (reduced ratably for prior exercises), and shall not be based on an aggregate Exercise Price resulting from a reduction in the Exercise Price without a proportionate increase in the number of Warrant Shares (i.e., pursuant to this Section 3(k) or otherwise).

Section 4.Transfer of Warrant.

(a)Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issuance Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.Miscellaneous.

(a)[Reserved].

(b)No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

(c)Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d)Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(e)Authorized Shares.

The Company covenants that, from the Initial Exercise Date and thereafter during the period the Warrant is outstanding, it will reserve from its authorized and unissued Series B Preferred Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Required Holders, the Company shall not by any action, including, without limitation, amending its Certificate of Incorporation, including the Certificate of Designations governing the rights of the Series B Preferred Stock, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment (it being understood that this Warrant shall not in any case prevent the Company from effecting any such amendment, reorganization, transfer, consolidation, merger, dissolution, issuance or sale). Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f)Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement, and any action relating to this Warrant shall only be brought as provided in the Purchase Agreement.

(g)Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(h)Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that the right to exercise this Warrant terminates on the Termination Date. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(i)Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(j)Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Series B Preferred Stock or Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k)Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(l)Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(m)Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders. Any such amendment shall apply to all Warrants outstanding and be binding upon all registered holders of such Warrants.

(n)Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o)Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

PETROS PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature page to Series A Common Stock Purchase Warrant]

EXHIBIT A

NOTICE OF EXERCISE

TO: PETROS PHARMACEUTICALS, INC.

(1) The undersigned hereby elects to purchase                Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock of the Company (the “Preferred Shares”) indicated below into shares of common stock, $0.0001 value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate number of Preferred

Shares to be converted:

Aggregate stated value of such

Preferred Shares to be converted:

Aggregate accrued and unpaid

dividends with respect to such

Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

(3) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the provisions of subsection 2(c), to exercise this Warrant pursuant to the “alternative cashless exercise” procedure set forth in subsection 2(c).

(4) Please issue said Warrant Shares and Common Stock into which the applicable Preferred Shares are being converted in the name of the undersigned or in such other name as is specified below:

The Warrant Shares and Common Stock into which the applicable Preferred Shares are being converted shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: ,

Holder’s Signature:

Holder’s Address: